                                                                    EXHIBIT 10.2

                           FIRST AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated as of June 30, 1998, is entered into by and among RICHMONT MARKETING SPECIALISTS INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which are signatories hereto (each such bank or other lending institution individually, a "Bank" and, collectively, the "Banks"), and THE CHASE MANHATTAN BANK, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                                    RECITALS:

      Borrower, Banks and Agent have entered into that certain Amended and Restated Credit Agreement dated as of December 18, 1998 (as modified by two letter agreements, one dated March 31, 1998 and the other dated July 17, 1998, the "Agreement"). Borrower, Banks and Agent now desire to amend the Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, effective as of the date hereof (unless otherwise indicated), as follows:

                                    ARTICLE 1

                                   Definitions

      Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                    ARTICLE 2

                                   Amendments

      Section 2.1 Amendment to Section 1.1. Section 1.1 of the Agreement is amended as follows:

            (a) The phrase "eighty percent (80%)" set forth in Subsection (b)(i) of the definition of the term "Borrowing Base" in Section 1.1 of the Agreement is amended to read "fifty percent (50%)"; and

            (b) The definition of the term "Closing Date" in Section 1.1 of the Agreement is amended in its entirety to read as follows:


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 1

                  "Closing Date" means December 19, 1997; provided that for
            purposes of Section 10.1, the term Closing Date shall mean January 1, 1998 and for purposes of Section 7.14, the term Closing Date shall mean July 31, 1998.

      Section 2.2 Amendment to Section 3.2. The table set forth in Section 3.2 of the Agreement is amended in its entirety to read as follows:

       ===================================================================
       Interest               Base Margin        Libor          Commitment
       Coverage Ratio                            Margin             Fee
       ===================================================================
       <1.50:1                0.750%             2.50%          0.5625%
       -------------------------------------------------------------------
       >=1.50:1 <= 2.50:1     0.500%             2.25%          0.500%
       -------------------------------------------------------------------
       >2.50:1 <= 3.00:1      0.250%             2.00%          0.375%
       -------------------------------------------------------------------
       >3.00:1 <= 3.50:1      0.000%             1.75%          0.250%
       -------------------------------------------------------------------
       >3.50:1 <= 3.75:1      0.000%             1.50%          0.250%
       -------------------------------------------------------------------
       >3.75:1 <= 4.00:1      0.000%             1.25%          0.250%
       -------------------------------------------------------------------
       >4.00:1                0.000%             1.00%          0.250%
       ===================================================================

      In addition, the phrases "one-half percent (.50%)"(with reference to the Base Margin), "two and one-quarter percent (2.25%)"(with reference to the Libor Rate Margin) and "one-half percent (.50%)"(with reference to the Commitment Fee
Rate) in the last sentence of Section 3.2 are amended to mean "three-quarters of one percent (.75%)," "two and one-half percent (2.50%)" and .5625%, respectively. For purposes of Section 3.2, July 31, 1998 shall be deemed an "Adjustment Date" and as of July 31, 1998 the Base Margin shall be equal to
 .75%, the Libor Rate Margin shall equal 2.50% and the Commitment Fee Rate shall equal .5625%, all until subsequently adjusted in accordance with the applicable definitions thereof for the Fiscal Quarter ending September 30, 1998.

      Section 2.3 Amendment to Section 7.14. Section 7.14 of the Agreement is amended to add the following thereto:

            As of July 31, 1998, Schedule 7.14 identifies (a) the general and limited partners of MS Acquisition Limited and Richmont Capital Partners I, L.P. and the amount of each such partner's contributions to each such partnership or each such partner's percentage ownership in each such partnership, as applicable and (b) all owners of record of the voting capital stock of MSSC Acquisition Corp.

      Section 2.4 Amendment to Article 7. Article 7 of the Agreement is also amended to add the following Section 7.26:

            Section 7.26 Year 2000. No Default or Material Adverse Effect could reasonably be expected to occur as a result of the failure of equipment containing


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 2 embedded microchips, computer hardware or computer software owned, licensed or leased by the Borrower and its Subsidiaries to function in the case of dates or time periods occurring after December 31, 1999 at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000 (a "Year 2000 Problem"). The cost to the Borrower and the Subsidiaries of preventing a Year 2000 Problem is not reasonably expected to result in a Default or a Material Adverse Effect. The computer and management information systems of the Borrower and the Subsidiaries with any upgrading, replacement or reprogramming contemplated to occur prior to December 31, 1999 are reasonably expected to be sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

      Section 2.5 Amendment to Subsection 8.1(e). Subsection 8.1(e) of the Agreement is amended to replace the phrase "ten (10) Business Days" in each such place it appears with "eighteen (18) days."

      Section 2.6 Amendment to Subsection 8.10(b). Subsection 8.10(b) of the Agreement is amended to add the following sentence to the end thereof:

            Notwithstanding any of the foregoing, if a Subsidiary is created or acquired and has assets at the date of creation or acquisition totaling less than One Million Dollars ($1,000,000) in book value (herein, each an "Excluded Subsidiary"), then Borrower shall not be required to comply with this clause (b); provided, however, in no event shall the aggregate book value of the assets of all Excluded Subsidiaries exceed Three Million Dollars ($3,000,000). If the book value of the assets of an Excluded Subsidiary increases after its creation or acquisition to an amount equal to or exceeding One Million Dollars ($1,000,000), Borrower will comply with the first sentence of this Subsection 8.10(b) with respect to such Subsidiary. If the book value of the assets of all Excluded Subsidiaries exceed Three Million Dollars ($3,000,000), then Borrower will comply with the first sentence of this Subsection 8.10(b) with respect to one or more of such Excluded Subsidiaries so that the total book value of the assets of all Excluded Subsidiaries is equal to or less than Three Million Dollars ($3,000,000). If Borrower complies with the first sentence of this Subsection 8.10(b) with respect to a Subsidiary, such Subsidiary shall no longer be an Excluded Subsidiary.

      Section 2.7 Amendment to Article 8. Article 8 is also amended by adding the following Section 8.12:

            8.12 Pledge of Deposit. Borrower shall deposit with Agent on or before July 31, 1998 One Million Five Hundred Thousand Dollars ($1,500,000) in immediately available funds to be held in an interest bearing account (the "Deposit") and the Borrower agrees that it shall not withdraw the Deposit or any part thereof, except as provided below, without the consent of the Agent, notwithstanding anything in the Borrower Security Agreement to the contrary. Borrower confirms that the Deposit is a "Deposit Account" and "Collateral" as both such terms are defined in,


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 3 and is subject to the terms of, the Borrower Security Agreement. As long as the Deposit is held by the Agent as Collateral, the term "Libor Rate Margin" as used in and for purposes of Section 2.7(c) only shall be equal to 1.00% per annum. Within five (5) days after the Borrower's request, Agent agrees to release the Deposit as Collateral and allow the Borrower to withdraw the Deposit or any part thereof at its discretion, if the Borrower has delivered a Compliance Certificate pursuant to subsection 8.1
      (d) that reflects that the ratio of the Operating Cash Flow to Debt Service calculated as of the last day of the Fiscal Quarter for which such Compliance Certificate is delivered is 1.0 to 1.0 or greater.

      Section 2.8 Amendment to Subsection 9.1(b). Subsection 9.1(b) of the Agreement is amended in its entirety to read as follows:

            (b) Debt described on Schedule 9.1 hereto and any extensions, renewals, restructures or refinancings of such existing Debt so long as
      (i) the principal amount of such Debt after such renewal, extension, restructure or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension, restructure or refinancing; provided that Borrower may, in connection with the restructure of the terms thereof, increase the amount of existing Debt in each Fiscal Year by an aggregate amount that does not exceed Seven Hundred Fifty Thousand Dollars ($750,000) in any Fiscal Year if, as of the date of each increase, no Default exists or would result therefrom, (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing; and
      (iii) to the extent any such Debt is subordinated to the Obligations, such Debt must be subordinated to the Obligations on substantially the same terms; provided, however, that any Debt described on Schedule 9.1 which is secured by a Lien on Receivables must be repaid (and the Lien securing the payment thereof released) on or before September 30, 1998;

      Section 2.9 Amendment to Subsection 9.1(h). Subsection 9.1(h) of the Agreement is amended in its entirety to read as follows:

            (h) Debt of Borrower (i) under Hedging Agreements and (ii) incurred to finance the acquisition of Borrower's common stock in a transaction permitted by clauses (iii) or (iv) of Section 9.4, provided that all such Debt shall at all times be unsecured;

      Section 2.10 Amendment to Subsection 9.1(k). The amount "Five Hundred Thousand Dollars ($500,000)" set out in clause (i) of Subsection 9.1(k) of the Agreement is amended to read "Two Million Dollars ($2,000,000).

      Section 2.11 Amendment to Subsection 9.2(a). Subsection 9.2(a) of the Agreement is amended to replace the date "July 31, 1998" set out therein with "September 30, 1998."


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 4

      Section 2.12 Amendment to Subsection 9.2(g). The reference to Section 10.4 in clause (g) of Section 9.2 is amended to mean Section 10.3.

      Section 2.13 Amendment to Section 9.4. The date "March 31, 1999" in clause
(iv) of Section 9.4 is amended to mean "December 31, 2000" and the amount "Ten Million Dollars ($10,000,000)" in clause (iv) of Section 9.4 is amended to mean Twelve Million Dollars ($12,000,000).

      Section 2.14 Amendment to Section 9.5. Clause (b) of Section 9.5 is amended in its entirety to read as follows:

            (b) Borrower and the Subsidiaries may own stock of the Subsidiaries existing on the Closing Date and Borrower may repurchase it own stock in accordance with the restrictions set forth in Section 9.4 (iii) and
      Section 9.4 (iv);

      Section 2.15 Amendment to Section 9.7. Clause (a) of Section 9.7 is amended in its entirety to read as follows:

            (a) Borrower and the Subsidiaries may enter into transactions with each other to the extent not otherwise prohibited hereby and may enter into transactions specifically permitted hereby, including without limitation, the transactions permitted by Section 9.4 (iii), Section 9.4
      (iv) and Section 9.11,

      Section 2.16 Amendment to Section 9.8. Clause (e) of Section 9.8 of the Agreement is amended in its entirety to read as follows:

            (e) the disposition of assets (other than Receivables), in addition to those set forth in clauses (a) through (d) above if all the following conditions are satisfied: (i) the aggregate sale price of the assets disposed of in the Fiscal Year ending December 31, 1998, does not exceed Two Million Dollars ($2,000,000) and in any following Fiscal Year does not exceed One Million Dollars ($1,000,000); (ii) no Default exists or would result therefrom; (iii) the consideration received is at least equal to the fair market value of such assets and is not required to be utilized to purchase the Senior Subordinated Notes in accordance with the Indenture;
      (iv) any and all proceeds arising as a result of the disposition of assets (other than Receivables) made pursuant to this clause (e) of Section 9.8 must be payable directly to a Lockbox Account; and (v) the amount of the Obligations which constitutes Senior Indebtedness under the Indenture shall not be reduced as a result of Section 4.03 (b) (i) of the Indenture unless the aggregate amount of the Commitments is reduced by an amount equal to the amount by which such Senior Obligations have been reduced. Borrower agrees to deliver to Agent, simultaneously with the Compliance Certificate delivered pursuant to Section 8.1 (d) as of the end of each Fiscal Quarter, a listing of all assets disposed of during such Fiscal Quarter if the aggregate amount of the assets disposed of during such Fiscal Quarter equaled or exceeded One Million Dollars ($1,000,000).


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 5

      Section 2.17 Amendment to Section 9.11. Section 9.11 of the Agreement is amended in its entirety to read as follows:

            Section 9.11 Prepayment of Debt. Borrower will not, and will not permit any Subsidiary to prepay, optionally redeem or repurchase any Debt other than the Obligations; provided that (a) Borrower may prepay the Debt required to be prepaid pursuant to Section 9.1(a); (b) Borrower may prepay up to an aggregate amount of Five Million Dollars ($5,000,000) of Debt during the term of this Agreement (other than the Debt described in the foregoing clause (a)) if (i) no Default exists or would result therefrom,
      (ii) the average daily balances of the sum of Borrower's and the Subsidiaries' cash, cash equivalents and the Borrowing Availability for the thirty (30) day period prior to the date of the prepayment and calculated as if the prepayment had occurred on the first (1st) day of such period, shall equal or exceed Four Million Dollars ($4,000,000),
      (iii) Borrower shall have provided Agent evidence of its compliance with clause (ii) preceding on the date of the proposed prepayment; and (iv) the amount of the Restructuring Prepayment Amount relating to such Debt, if any, calculated in respect of such prepayment shall not exceed $750,000, with the term "Restructuring Prepayment Amount" meaning, with respect to any Debt outstanding at any time that has been restructured, as of the date of determination, the excess of, if any, (a) the aggregate net present value of each installment payable in respect of such Debt after it has been restructured less the aggregate amount of payments, expenditures and other associated costs which could reasonably be expected to have been made or incurred (prior to giving effect to such restructuring) from and after the date of such restructuring to the original final maturity of such Debt (prior to giving effect to such restructuring) but will no longer be required to be made or incurred as a result of such restructuring, including, without limitation, employment and shareholder compensation and benefits, over (b) the aggregate net present value of each installment payable in respect of such Debt immediately before it has been restructured; provided, that the net present value of any payment hereunder shall be determined by the Borrower using a discount rate determined by the Borrower to be reasonable at the date of such determination.

      Section 2.18 Amendment to Section 10.1. Section 10.1 of the Agreement is amended in its entirety to read as follows:

            Section 10.1 Debt Service Ratio. Borrower shall not permit the ratio of the Operating Cash Flow to Debt Service calculated as of the last day of each Fiscal Quarter during the periods set forth below to be less than the ratio set forth below for such period:

       ====================================================================
                                 Period                        Amount
       ====================================================================
       July 1, 1998 through September 30, 1998              0.75 to 1.00
       --------------------------------------------------------------------
       October 1, 1998 through December 31, 1998            1.00 to 1.00
       --------------------------------------------------------------------
       January 1, 1999 through Termination Date             1.25 to 1.00
       --------------------------------------------------------------------


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 6

      The phrase "Operating Cash Flow" means, as of any Fiscal Quarter end and for the four (4) Fiscal Quarter period (or portion thereof since July 1, 1998) then ending (the "Subject Period"), the total of the following calculated without duplication: (A), on a pro forma basis, the Target Operating Cash Flow for each Prior Target or, as applicable, the Target Operating Cash Flow attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or the related assets plus (B) the total of the following for Borrower and the Subsidiaries calculated on a consolidated basis without duplication for the Subject Period: (a) Net Income; plus (b) amortization and depreciation expense deducted in determining Net Income; minus (c) the sum of (i) all Capital Expenditures minus (ii) the Capital Expenditures made in the Subject Period in connection with any of the following matters (the following matters, herein the "Excluded Capital Expenditures"); provided that the aggregate amount of Excluded Capital Expenditures subtracted pursuant to this clause
      (ii) or subtracted pursuant to clause (ii)(B) of Section 10.2 shall never exceed, in each case, an amount equal to Seven Million Six Hundred Fifty Thousand Dollars ($7,650,000):

    =====================================================================
    Excluded Capital Expenditures                                Amount
    =====================================================================
    PeopleSoft                                                 $1,300,000
    ---------------------------------------------------------------------
    PeopleSoft Installation Costs                               1,900,000
    ---------------------------------------------------------------------
    Required Computer Upgrades
      (upgrade & install field computers)                       1,600,000
    ---------------------------------------------------------------------
    Imaging System                                                500,000
    ---------------------------------------------------------------------
    Data Warehouse                                                250,000
    ---------------------------------------------------------------------
    Communications (Local Area Network
      & Wide Area Network, and Voice
      upgrades)                                                   650,000
    ---------------------------------------------------------------------
    Required Software Upgrades
      (compliance costs)                                          500,000
    ---------------------------------------------------------------------
    Office Move                                                   950,000
             TOTAL                                             $7,650,000
    =====================================================================

      The phrase "Debt Service" means, as of any Fiscal Quarter end, the aggregate amount of the amortization on the Borrower's and the Subsidiaries' Debt scheduled for: (a) if calculated as of September 30, 1998, the period from September 30, 1998 through December 31, 1998; (b) if calculated as of December 31, 1998, the period from December 31, 1998 through June 30, 1999; (c) if calculated as of March 31, 1999, the period from March 31, 1999 through December 31, 1999; and (d) if calculated as of any other Fiscal Quarter end, the four (4) Fiscal Quarter period following such Fiscal Quarter end.

      Section 2.19 Amendment to Section 10.2. Section 10.2 of the Agreement is amended in its entirety to read as follows:


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 7

            Section 10.2 Interest Coverage. Borrower shall not permit the ratio of (a) the sum of the (i) EBITDA of Borrower minus (ii) the sum of (A) Capital Expenditures minus (B) Excluded Capital Expenditures (as defined in Section 10.1) to (b) the sum of cash interest expense minus cash interest income, all calculated for the four (4) Fiscal Quarter period (or portion thereof since July 1, 1998) ending on the last day of each Fiscal Quarter to be less than (i) 1.50 to 1.00 as of each Fiscal Quarter end prior to January 1, 2000 after, but not including, the Fiscal Quarter ending on June 30, 1998; (ii) 1.75 to 1.00 as of each Fiscal Quarter end after January 1, 2000 but prior to January 1, 2001; and (iii) 2.00 to 1.00 as of each Fiscal Quarter end after January 1, 2001.

      Section 2.20 Amendment to Section 10.3. The table in Section 10.3 of the Credit Agreement is amended in its entirety to read as follows:

    ---------------------------------------------------------------------
    Period                                                      Amount
    ---------------------------------------------------------------------
    Closing Date through December 31, 1997                     $1,000,000
    ---------------------------------------------------------------------
    January 1, 1998 through December 31, 1998                  $9,000,000
    ---------------------------------------------------------------------
    January 1, 1999 through December 31, 1999                  $6,000,000
    ---------------------------------------------------------------------
    Each Fiscal Year thereafter                                $5,000,000
    ---------------------------------------------------------------------

      Section 2.21 Amendment to Section 11.1. Clause (n) of Section 11.1 of the Agreement is deleted and clause (m) of Section 11.2 of the Agreement is amended in its entirety to read as follows:

            (m) A Change of Control shall occur. As used in this clause (m), the following terms have the following meanings:

                  "Capital Stock" of any Person means any and all shares,
            interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Change of Control" means the occurrence of any of the
            following events:

                        (i) the Permitted Holders either (x) cease to be the
                  "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 35% of the aggregate of the total voting power of the Voting Stock of the Borrower, whether as a result of issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities by any Permitted Holder or otherwise, or (y) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause (i), the Permitted


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 8

                  Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                        (ii) (x) any "person" (as such term is used in Sections
                  13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Borrower and (y) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other Person shall be deemed to own beneficially any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

                        (iii) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 9

                  "Management Stockholders" means Ronald D. Pedersen, Gary R.
            Guffey and Bruce A. Butler.

                  "Permitted Holders" means Richmont Enterprises LLC, a Delaware limited liability company controlled by certain Affiliates of Richmont Capital Partners I, L.P., a Delaware limited partnership, JR Investment Corp., a Delaware corporation (including John P. Rochon and the other current stockholders of JR Investment Corp.), MS Acquisition Limited, a Delaware limited partnership, the Management Stockholders and any of their respective Affiliates (including any Person owned or controlled by any such Person, any member of any such Person's family, any trust for the benefit of any such Person (or a member of his family) or any Person owned or controlled by any of the foregoing) and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Borrower's Capital Stock.

                  "Preferred Stock", as applied to the Capital Stock of any
            corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding that normally entitle the holders of such interests to participate in the management or to elect those participating in the management of such Person.

      Section 2.22 Amendment to Exhibit B. Exhibit B to the Credit Agreement is amended in its entirety to read as set forth on Exhibit B hereto.

      Section 2.23 Amendment to Schedules. Schedule 7.14 of the Credit Agreement is amended in its entirety to read as set forth on Schedule 7.14 hereto.
Schedule 9.1 is amended to add the information set forth on Schedule 9.1 hereto.

                                    ARTICLE 3

   Reinstatement of Commitments, Ratifications, Representations and Warranties

      Section 3.1 Reinstatements of Commitments. Pursuant to that certain Waiver Letter (herein so called) dated as of March 31, 1998 among Borrower, the Obligated Parties, Agent and the Banks, the Agent and the Banks waived the Existing Defaults, as defined therein. As a condition to the waiver of the Existing Defaults, the Borrower agreed not to request that the Banks make any Loan or issue any Letter of Credit under the Agreement and notwithstanding anything in the Agreement to the contrary, the Banks were not obligated to make any such Loans or issue any Letters of Credit until Borrower, the Obligated Parties, Agent and the Banks executed and


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 10 delivered to Agent an effective agreement on the terms set forth in the paragraph numbered 1. of the Waiver Letter. The Banks and the Agent agree that notwithstanding anything in the Waiver Letter to the contrary, this Amendment satisfies the requirements of the paragraph numbered 1. of the Waiver Letter and effective as of July 31, 1998, the Borrower may request that the Banks make Loans and issue Letters of Credit in accordance with the Agreement and the Banks shall be obligated to make such Loans or issue such Letters of Credit subject to the terms of, and otherwise in accordance with the Agreement.

      Section 3.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers, Agent and the Banks agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

      Section 3.3 Representations and Warranties. Borrower represents and warrants that as of July 31, 1998 there are no claims or offsets against or defenses or counterclaims to its obligations under any of the Loan Documents. TO INDUCE THE BANKS AND AGENT TO ENTER INTO THIS AMENDMENT BORROWER WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE JULY 31, 1998 AND RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Borrower hereby represents and warrants to Agent and the Banks that (a) the execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of Borrower and each Obligated Party and will not violate the articles of incorporation or bylaws of Borrower or any Obligated Party, (b) after giving effect to this Amendment, the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except to the extent those representations and warranties expressly relate solely to another date, (c) after giving effect to this Amendment, no Default has occurred and is continuing, (d) after giving effect to this Amendment, Borrower and each Obligated Party is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby, and the other Loan Documents, and
(e) the Articles of Incorporation and Bylaws of Borrower have not been amended or otherwise modified since December 18, 1997.

                                    ARTICLE 4

                                  Miscellaneous

      Section 4.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them.


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 11

      Section 4.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, instruments or documents now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

      Section 4.3 Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent and the Banks in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of Agent's legal counsel.

      Section 4.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      Section 4.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

      Section 4.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Banks and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and the Banks.

      Section 4.7 Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

      Section 4.8 Effect of Waiver. No consent or waiver, express or implied, by Agent or the Banks to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

      Section 4.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      Section 4.10 ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 12

      Executed as of the date first written above.

                                        BORROWER:

                                        RICHMONT MARKETING SPECIALISTS INC.


                                        By: /s/ William P. Murray
                                            ------------------------------------
                                            William P. Murray
                                            Vice President


                                        BANKS:

                                        THE CHASE MANHATTAN BANK,
                                        individually as a Bank and as the Agent


                                        By: /s/ George Louis McKinley
                                            ------------------------------------
                                            George Louis McKinley
                                            Vice President


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 13

      Each Obligated Party hereby consents and agrees to this Amendment and agrees that each Loan Document to which it is a party shall remain in full force and effect and shall continue to be its legal, valid and binding obligation enforceable against it in accordance with its terms. Each Obligated Party hereby represents and warrants that as of July 31, 1998 there are no claims or offsets against or defenses or counterclaims to its obligations under any of the Loan Documents. TO INDUCE THE BANKS AND AGENT TO ENTER INTO THIS AMENDMENT EACH OBLIGATED PARTY WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE JULY 31, 1998 AND RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

MSSC CAROLINA, INC.
MARKETING SPECIALISTS SALES
  COMPANY (individually and as successor
  by merger to Ferro & Associates, Tower Marketing,
  Inc., T-Bar Brokerage, Inc. and TNT
  Convenience Stores, Inc.)
BROMAR, INC. (individually and as successor in interest by merger to Gene Sanford & Associates, Inc., Batestas & Co. and Service Assets Corp.)
BROKERAGE SERVICES, INC.
CUMBERLAND FOOD BROKERS, INC.
CENTURY FOOD BROKERS OF HICKORY, INC.
ULTIMATE FOOD SALES, INC.
MEATMASTER BROKERAGE, INC.
EAST COAST FOOD BROKERAGE, INC.
ATLAS MARKETING COMPANY, INC.


By: /s/ William P. Murray
    ----------------------------
    William P. Murray
    Vice President and Treasurer


FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT - Page 14

                                  Schedule 7.14
                                       to
                       Richmont Marketing Specialists Inc.
                      Amended and Restated Credit Agreement

                   List of Subsidiaries; List of Shareholders

A. Richmont Marketing Specialists Inc.

      1.    Richmont Marketing Specialists Inc.
            Principal Address:              2324 Gateway Drive, Irving, Texas
                                            75063
            Location of Books and Records:  2324 Gateway Drive, Irving, Texas
                                            75063
            Authorized Stock:               1,000,000
            Issued and Outstanding Stock:   137,635, owned as follows:

            Stockholders                           Number of Shares
            ------------                           ----------------
            Ronald D. Pedersen                          25,842

            Jeffrey A. Watt                             16,826

            Gary R. Guffey                               6,193

            Bruce A. Butler                              6,193

            MS Acquisition Limited                      82,581

      Richmont Marketing Specialists Inc. and its stockholders are parties to a Company and Stockholders Agreement dated as of October 7, 1997, which imposes certain restrictions upon the sale or transfer of the capital stock of Richmont Marketing Specialists Inc.

      Ronald D. Pedersen, Jeffrey A. Watt, Bruce A. Butler and Gary R. Guffey have entered into an Amended and Restated Warrant Agreement with William
      B. Robinson dated as of October 7, 1997, pursuant to which Robinson may purchase shares of Richmont Marketing Specialists Inc. from such stockholders.

B. Wholly-owned Subsidiaries of Richmont Marketing Specialists Inc.

      1.    Marketing Specialists Sales Company
            Principal Address:              2324 Gateway Drive, Irving, Texas
                                            75063
            Location of Books and Records:  2324 Gateway Drive, Irving, Texas
                                            75063
            Authorized Stock:               10,000,000
            Issued and Outstanding Stock:   137,635


SCHEDULE 7.14 - Page 1 of 5

            Marketing Specialists Sales Company is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its Capital Stock except the following:

            (a) Potential equitable claim arising from lien on 100 shares of stock of Marketing Specialists Sales Company, a Florida corporation and former subsidiary of Marketing Specialists Sales Company, a Texas corporation ("MSSC"), which was merged into MSSC effective as of December 31, 1997, which shares were evidenced, prior to such merger, by Share Certificate No. 3 issued in the name of MSSC;

            (b) A first lien security interest held by Vincent Clanton in 9,333 shares of common stock of MSSC issued and held in treasury and a second lien security interest in 3,112 shares of common stock of MSSC issued and held in treasury pursuant to a Pledge Agreement dated June 15, 1995; and

            (c) A first lien security interest held by George M. Murray in 3,112 shares of common stock of MSSC issued and held in treasury (being the same 3,112 shares of treasury stock subject to a second lien security interest in favor of Vincent Clanton pursuant to a Pledge Agreement dated June 15, 1995) by virtue of a Collateral Assignment Agreement dated September 27, 1994, referenced in that certain Agreement dated June 15, 1995 between H. Vincent Clanton and Marketing Specialists Sales Company.

      2.    MSSC Carolina, Inc.
            Principal Address:              2324 Gateway Drive, Irving, Texas
                                            75063
            Location of Books and Records:  2324 Gateway Drive, Irving, Texas
                                            75063
            Authorized Stock:               1,000 shares of Common Stock, $0.01
                                            par value per share
            Issued and Outstanding Stock:   1,000 shares of Common Stock

            MSSC Carolina, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its Capital Stock.

C. Wholly-owned Subsidiaries of Marketing Specialists Sales Company

      1.    Bromar, Inc., a California corporation
            Principal Address:              744 N. Eckhoff Street, Orange, CA
                                            92868
            Location of Books and Records:  2324 Gateway Drive, Irving, Texas
                                            75063
            Authorized Stock:               2,000,000 shares of Common Stock, no
                                            par value
            Issued and Outstanding Stock:   1,000 shares of Common Stock


SCHEDULE 7.14 - Page 2 of 5

            Bromar, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its Capital Stock.

D. Wholly-owned Subsidiaries of Bromar, Inc.

      1.    Brokerage Services, Inc., a California corporation
            Principal Address:              1751 E. Garry Ave., Santa Ana,
                                            California 92705
            Location of Books and Records:  2324 Gateway Drive, Irving, Texas
                                            75063
            Authorized Stock:               1,000 shares of Common Stock, no par
                                            value
            Issued and Outstanding Stock:   100 shares of Common Stock

            Brokerage Services, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

E. Wholly-owned Subsidiaries of MSSC Carolina, Inc.

      1.    Atlas Marketing Company
            Principal Address:              2740 East Harris Blvd.
                                            Charlotte, North Carolina 28213
            Location of Books and Record:   same
            Authorized Stock:               10,000,00, $0.01 par value
            Issued and Outstanding Stock:   2,039,266.54

F. Wholly-owned Subsidiaries of Atlas Marketing Company, Inc.

      1.    Century Food Brokers of Hickory, Inc.
            Principal Address:              1056 3rd Avenue NW, Hickory
                                            North Carolina 28601
            Location of Books and Records:  2740 East Harris Blvd.
                                            Charlotte, North Carolina 28213
            Authorized Stock:               10,000,00, $0.01 par value
            Issued and Outstanding Stock:   200

            Century Food Brokers of Hickory, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

      2.    East Coast Food Brokerage, Inc.
            Principal Address:              2033 Cross Beam Drive, Charlotte
                                            North Carolina 28217
            Location of Books and Records:  2740 East Harris Blvd.
                                            Charlotte, North Carolina 28213


SCHEDULE 7.14 - Page 3 of 5

            Authorized Stock:               5,000 shares of Common Stock, no
                                            par value
            Issued and Outstanding Stock:   1,000

            East Coast Food Brokerage, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

      3.    Ultimate Food Sales, Inc.
            Principal Address:              427 W. State Street, Black Mountain
                                            North Carolina 28711
            Location of Books and Records:  2740 East Harris Blvd.
                                            Charlotte, North Carolina 28213
            Authorized Stock:               1,000 shares of Common Stock, $1.00
                                            par value
            Issued and Outstanding Stock:   1,000 shares of common Stock

            Ultimate Food Sales, Inc. is not part to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

      4.    Cumberland Food Brokers, Inc.
            Principal Address:              2740 East Harris Blvd.
                                            Charlotte, North Carolina 28213
            Location of Books and Record:   same
            Authorized Stock:               100,000 shares of Common Stock,
                                            $1.00 par value
            Issued and Outstanding Stock:   1,000 shares

            Cumberland Food Brokers, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of refusal and similar rights relating to its capital stock.

      5.    Meatmaster Brokerage, Inc.
            Principal Address:              11159 Airpark Road, Suite 4
                                            Ashland, Virginia 23005
            Location of Books and Records:  2740 East Harris Blvd.
                                            Charlotte, North Carolina 28213
            Authorized Stock:               4,000 shares, Class A $1.00 par
                                            value common stock (voting) 1,000
                                            shares, Class B $1.00 par value
                                            common stock
            Issued and Outstanding Stock:   500 shares of Class A

            Meatmaster Brokerage Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock


SCHEDULE 7.14 - Page 4 of 5

G. MS Acquisition Limited L.P. partnership interests:

         Partner                    Partnership Interest    Partnership Interest
         -------                    --------------------    --------------------
MSSC Acquisition Corporation        general partner         1% general partner
Richmont Capital Partners I, L.P.   limited partner         99% limited partner

H. Richmont Capital Partners I, L.P. partnership capital contributions:

                                                         Partnership Capital
     Partner                Partnership Interest            Contributions
     -------                --------------------            -------------
JR Investment Corp.     general and managing partner     $10,000 as general and
                                                         managing partner
New Arrow Corp.         general partner                  $100,000,000 as
                                                         general partner
Richard R. Rogers       Class A limited partner          $10,000 Class A limited
                                                         partner
                                                         $500 Class B limited
Tom Reynolds            Class B limited partner          partner

I. MSSC Acquisition Corp. voting capital stock:

                      Owner of Record
                      ---------------
            Richmont Capital Partners I, L.P.


SCHEDULE 7.14 - Page 5 of 5

                                  Schedule 9.1
                                       to
                                 First Amendment
                                       to
                              Amended and Restated
                                Credit Agreement

                                      Debt

      1. Deferred Compensation Plan dated December 31, 1990 between Adams, Beckman, Pedersen, Inc. d/b/a ABP/Watt, Inc. and Robert W. Cowin payable monthly, with a net present value of $127,444.92 (as 4/1/98).

      2. Deferred Compensation Plan dated December 31, 1990 between Adams, Beckman, Pedersen, Inc. d/b/a ABP/Watt, Inc. and Jerry Bonniol payable monthly, with a net present value of $151,684.31 (as 4/1/98).


SCHEDULE 9.1 - Solo Page